Exhibit 4.17

Date 20 June 2024

BLESSED LUCK SHIPOWNERS LTD (1)

as Borrower

- and -

PIRAEUS BANK S.A. (2)

as Lender

_____________________________________________________

SUPPLEMENTAL AGREEMENT

_____________________________________________________

in relation to a Loan Agreement

dated 12 August 2021

HFW

www.hfw.com

THIS AGREEMENT is made on 20 June 2024

BETWEEN

(3)

BLESSED LUCK SHIPOWNERS LTD a corporation incorporated in the Republic of Liberia whose registered address is at 80 Broad Street, Monrovia, Liberia with registration number C-123141, as borrower as borrower (the “Borrower”); and

(4)

PIRAEUS BANK S.A having its registered office at 4 Amerikis Street, 105 64 Athens, Greece with corporate registration number (GCR NO) 157660660000, acting through its branch at 170 Alexandras Ave., 115 21 Athens, Greece, as lender (the “Lender”).

BACKGROUND

(D)

By a loan agreement dated 12 August 2021 (as amended by a supplemental agreement dated 12 July 2023 and a supplemental letter dated 8 November 2023 and as may be further amended and/or supplemented from time to time) and made between (1) the Borrower, as borrower, and (2) the Lender as lender, the Borrower received a term loan facility of (originally) up to USD8,000,000 upon the terms and for the purposes therein specified. The principal amount of the Loan outstanding as at the date of this Deed is USD3,250,000.

(E)	The Borrower has requested that the Lender gives its consent to:

(i)	the extension of the Maturity Date to 13 August 2026;

(ii)	the rescheduling of the repayment of the Loan set out in clause 4.1.1 of the Loan Agreement in the manner described in Clause 5.1.8 of this Agreement;

(iii)	the amendment of the interest rate determination provisions in respect of the Loan; and

(iv)	the reduction of the Applicable Margin to two per cent (2%) per annum.

(F)

This Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date or the Rate Switch Date (as the case may be) (each term as hereinafter defined), to the requests of the Borrower set out in Recital (B) and to the consequential amendments to the Loan Agreement and the other Security Documents.

IT IS AGREED as follows:

12	INTERPRETATION

1.4	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.5	Definitions. In this Agreement, unless the contrary intention appears:

“Effective Date” means the date on which the Lender confirms to the Borrower that all the conditions precedent referred to in Clause 3.1 (Conditions Precedent) have been fulfilled by the Borrower or waived by the Lender;

“Loan Agreement” means the loan agreement dated 12 August 2021 (as amended by a supplemental agreement dated 12 July 2023 and a supplemental letter dated 8 November 2023 and as may be further amended and/or supplemented from time to time) referred to in Recital (A);

“Rate Switch Date” means 13 May 2024.

1.6	Application of construction and Interpretation provisions of Loan Agreement. Clauses 1.2 to 1.6 (inclusive) of the Loan Agreement apply, with any necessary modifications, to this Agreement.

13	AGREEMENT OF THE LENDER

13.1	Agreement of the Lender. The consent of the Lender to amend the Loan Agreement in accordance with Clause 5 is conditional upon:

13.1.1	the Lender having received the documents and evidence specified in Clause 3.1 in form and substance satisfactory to the Lender;

13.1.2	the representations and warranties contained in Clause 4 being then true and correct as if each was made with respect to the facts and circumstances existing at such time; and

13.1.3	no Event of Default has occurred or will arise following the amendment of the Loan Agreement pursuant to this Agreement.

13.2	Effective Date. The agreement of the Lender contained in Clause 2.1 shall have effect on and from the Effective Date.

14	CONDITIONS PRECEDENT

14.1	Conditions Precedent. The conditions referred to in Clause 2.1 are that the Lender shall have received the following documents:

14.1.1	certified copies of goodstanding certificates for each Security Party;

14.1.2	Corporate authorities

(a)	a list of directors and officers of the Borrower specifying the names and positions of such persons, certified by an officer of the Borrower to be true, complete and up to date;

(b)

originals of resolutions of the directors of the Borrower approving this Agreement and authorising the execution and delivery hereof and thereof and performance of the Borrower’s obligations hereunder and thereunder, additionally certified by an officer of the Borrower as having been duly adopted by the directors of the Borrower and not having been amended, modified or revoked and being in full force and effect;

(c)	an original or a certified copy of any power of attorney issued by the Borrower pursuant to such resolutions; and

(d)

an original certificate, duly executed and legalised from a duly authorised officer of each Security Party (other than the Borrower) (a) confirming that none of the constitutional documents and corporate authorities delivered to the Lender pursuant to the terms and conditions of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Lender and that these (as applicable) remain in full force and effect and (b) listing its up to date directors, officers and shareholders;

14.1.3	Further documents

certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Agreement, including (without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate;

14.1.4	Laws of Liberia: opinion

an opinion of Messrs Hannaford Turner LLP, special legal advisers to the Lender in respect of the laws of the Republic of Liberia in form and substance acceptable to the Lender;

14.1.5	London agent

documentary evidence that the agent for service of process named in Clause 35.2.1 of the Loan Agreement has accepted its appointment in respect of this Agreement;

14.1.6	Endorsement

the endorsement at the end of this Agreement signed by each Security Party (other than the Borrower); and

14.1.7	Further opinions, etc.

any further opinions, consents, agreements and documents in connection with this Agreement which the Lender may request.

14.2

Conditions Subsequent. The Borrower shall deliver or cause to be delivered to the Lender on, or as soon as practicable after, the Effective Date but in no event later than 15 Banking Days from the date hereof (or any such other date as the Lender and the Borrower may agree), the following additional documents and evidence:

14.2.1	the process agent acceptance letter referred to in Clause 3.1.5, duly executed; and

14.2.2	any further opinions, consents, agreements and documents in connection with this Agreement which the Lender may request referred to in Clause 3.1.7.

A breach of this Clause 3.2 shall constitute an Event of Default.

15	REPRESENTATIONS AND WARRANTIES

Repetition of Loan Agreement representations and warranties. The Borrower represents and warrants to the Lender that the representations and warranties in Clause 18 (Representations) of the Loan Agreement, updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement and on the Effective Date with reference to the circumstances now existing.

16	AMENDMENTS TO LOAN AGREEMENT AND OTHER SECURITY DOCUMENTS

16.1	Specific amendments to Loan Agreement. The Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

16.1.1	with effect on and from the Rate Switch Date, by deleting in Clause 1.2 (Definitions) thereof the definition of “Applicable Margin” and replacing it with the following;

“Applicable Margin” means:

(a)	in respect of the Loan less an amount equivalent the Pledged Deposit Amount, 2% (two per cent) per annum; and

(b)	in respect of the part of the Loan equivalent the Pledged Deposit Amount, zero point nine zero per cent (0.90%) per annum;

16.1.2	with effect on and from the Rate Switch Date, by deleting the definitions of “Credit Adjustment Spread” and "Market Disruption Rate";

16.1.3	with effect on and from the Effective Date, by deleting in Clause 1.2 thereof the definition of “Maturity Date” and replacing it with:

““Maturity Date” means 13 August 2026;”;

16.1.4	with effect on and from the Rate Switch Date, by deleting the definition of "Reference Rate" and replacing it with the following:

“Reference Rate” means, in relation to the Loan or any part of the Loan:

(c)	the applicable Term SOFR as of the Quotation Day and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

(d)	as otherwise determined pursuant to Clause 3.5 (Unavailability of Term SOFR),

and if that rate is less than zero, the Reference Rate shall be deemed to be zero;";

16.1.5	with effect on and from the Rate Switch Date, by deleting Clause 3.1 (Normal interest rate) thereof and replacing it with the following:

“3.1 Normal interest rate

The Borrower must pay interest on the Loan in respect of each Interest Period relating thereto on each Interest Payment Date at the rate per annum determined by the Lender to be:

(c)	in respect of the Loan less an amount equivalent to the Pledged Deposit Amount, the aggregate of (i) the Applicable Margin in respect thereof and (ii) the Reference Rate; and

(d)	in respect of an amount equivalent to the Pledged Deposit Amount, the Applicable Margin in respect thereof.”;

16.1.6	with effect on and from the Rate Switch Date, by deleting Clause 3.4.3 thereof and replacing it with the following:

“3.4.3          The rate of interest applicable to each such period shall be the aggregate of (as determined by the Lender):

(c)	in respect of the Loan less an amount equivalent to the Pledged Deposit Amount (a) two per cent (2%) per annum, (b) the Applicable Margin and (c) the Reference Rate for such periods; and

(d)	in respect of an amount equivalent to the Pledged Deposit Amount (a) two per cent (2%) per annum and (b) the Applicable Margin.”;

16.1.7	with effect on and from the Rate Switch Date, by deleting Clause 3.6 thereof and replacing it with the following:

"3.6          Market disruption

If before close of business in Athens on the Quotation Day for the relevant Interest Period the Lender determines that its cost of funds relating to the Loan or any part of the Loan less an amount equivalent to the Pledged Deposit Amount would be in excess of the Reference Rate then Clause 3.7 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.";

16.1.8	by deleting Clause 4.1.1 and replacing it with the following:

"4.1.1         Subject to any obligation to pay earlier under this Agreement, the Borrower must repay the Loan outstanding as at 20 June 2024, by:

(a)	nine (9) consecutive quarterly instalments in the amount of USD222,500 each; and

(b)	an instalment (the “Balloon Instalment”) of USD1,247,500

the first repayment instalment falling due on 13 August 2024 and subsequent instalments falling due at quarterly intervals thereafter, with the final instalment falling due on the Maturity Date and the Balloon Instalment being repayable together with the final such instalment.

16.1.9

with effect on and from the Effective Date, by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

16.2

Amendments to Security Documents. With effect on and from the date hereof each of the Security Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:

(c)

the definition of, and references throughout each of the Security Documents to, the Loan Agreement and any of the other Security Documents shall be construed as if the same referred to the Loan Agreement and those Security Documents as amended and supplemented by this Agreement; and

(d)

by construing references throughout each of the Security Documents to "this Agreement", "this Deed", "hereunder” and other like expressions as if the same referred to such Security Documents as amended and supplemented by this Agreement.

16.3	Security Documents to remain in full force and effect. The Security Documents shall remain in full force and effect as amended and supplemented by:

(c)	the amendments to the Security Documents contained or referred to in Clauses 5.1 (Specific amendments to Loan Agreement) and 5.2 (Amendments to Security Documents); and

(d)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

17	FURTHER ASSURANCES

17.1	Borrower to execute further documents etc. The Borrower shall, and shall procure that any other party to any Security Document shall:

(c)

execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify; and

(d)	effect any registration or notarisation, give any notice or take any other step, which the Lender may, by notice to the Borrower or other party, specify for any of the purposes described in Clause 6.2 (Purposes of further assurances) or for any similar or related purpose.

17.2	Purposes of further assurances. Those purposes are:

(c)

validly and effectively to create any Encumbrance or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Security Document, each as amended and supplemented by this Agreement; and

(d)	implementing the terms and provisions of this Agreement.

17.3

Terms of further assurances. The Lender may specify the terms of any document to be executed by the Borrower or any other party under Clause 6.1 (Borrower to execute further documents etc.), and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.

17.4	Obligation to comply with notice. The Borrower shall comply with a notice under Clause 6.1 (Borrower to execute further documents etc.) by the date specified in the notice.

17.5

Additional corporate action. At the same time as the Borrower or any other party deliver to the Lender any document executed under Clause 6.1(a) (Borrower to execute further documents etc.), the Borrower or such other party shall also deliver to the Lender a certificate signed by 2 of the Borrower’s, or that other party's directors which shall:

(c)	set out the text of resolutions of the Borrower or that other party's directors specifically authorising the execution of the document specified by the Lender; and

(d)

state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower's or that other party's articles of association or other constitutional documents.

18	FEES AND EXPENSES

18.1	Amendment Fee. The Borrower shall pay to the Lender on the date hereof a non-refundable amendment fee of USD7,500.

18.2

Fees and Expenses. The provisions of Clause 5 (Fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

19	NOTICES

General. The provisions of Clause 28 (Notices) of the Loan Agreement (as amended by this Agreement) shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

20	SUPPLEMENTAL

20.1

Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

20.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

21	LAW AND JURISDICTION

Incorporation of the Loan Agreement provisions. The provisions of Clause 34 (Governing Law) and Clause 35 (Enforcement) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

THE BORROWER

SIGNED by	)	/s/ Stefania Karmiri
for and on behalf of	)
BLESSED LUCK SHIPOWNERS LTD	)

in the presence of:	)	/s/ Ronan Le Du

THE LENDER

SIGNED by	)	/s/ Alexandros Kokkinis
and by	)
for and on behalf of	)
PIRAEUS BANK S.A.	)	/s/ Konstantinos Kontopoulos

in the presence of:	)	/s/ Dimitra Kantartzi

COUNTERSIGNED this 20th day of June 2024 by the following parties who, by executing the same, confirm and acknowledge that they have read and understood the terms and conditions of the above Supplemental Agreement, that they agree in all respects to the same and that the Security Documents to which they are respectively a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement, as amended by the above Supplemental Agreement, and each of them hereby reaffirms the Security Documents to which it is a party as the same is amended by the above Supplemental Agreement.

/s/ Aristides J. Pittas

Aristides J. Pittas

duly authorised on behalf of

EURODRY LTD

/s/ Nikolaos Pittas

Nikolaos Pittas

duly authorised on behalf of

EUROBULK LTD